Exhibit 10.1

AMENDMENT NO. 2 TO TEMPORARY WAIVER AND EXCHANGE AGREEMENT
AND TEMPORARY AMENDMENT TO FACILITY AGREEMENT

This AMENDMENT NO. 2 TO TEMPORARY WAIVER AND EXCHANGE AGREEMENT AND TEMPORARY AMENDMENT TO FACILITY AGREEMENT (this “Agreement”), dated as of January 28, 2024, is by and among Sientra, Inc., a Delaware corporation (the “Borrower”), the other Loan Parties (as defined in the Facility Agreement (as defined below)) signatory hereto, and Deerfield Partners, L.P., in its capacity as Agent for the Lenders (in such capacity, the “Agent”) and as a lender (the “Lender”). Capitalized terms used but not otherwise defined in this Agreement shall have the respective meanings given to them in the Temporary Waiver and Exchange Agreement (as defined below) or the Facility Agreement, as applicable.

RECITALS:

A. The Borrower, the other Loan Parties signatory hereto and the Lender are parties to (i) that certain Amended and Restated Facility Agreement, dated as of October 12, 2022 (as so amended and restated and as amended by that certain Amendment No. 1 to Temporary Waiver and Exchange Agreement and Temporary Amendment to Facility Agreement, dated as of January 15, 2024, and as further amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Existing Facility Agreement”, and temporarily amended by this Agreement, the “Facility Agreement”) and (ii) that certain Temporary Waiver and Exchange Agreement, dated as of October 30, 2023 (as amended by that certain Amendment No. 1 to Temporary Waiver and Exchange Agreement and Temporary Amendment to Facility Agreement, dated as of January 15, 2024, the “Existing Temporary Waiver and Exchange Agreement” and, as amended by this Agreement and as may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Temporary Waiver and Exchange Agreement”).

B. The Borrower has requested that the Lender, being the sole “Lender” within the meaning of the Facility Agreement and constituting the Required Lenders, amend certain terms of the Existing Temporary Waiver and Exchange Agreement and temporarily amend certain terms of the Facility Agreement and, upon the terms and subject to the conditions and limitations set forth in this Agreement (including the satisfaction of the conditions set forth in Section 3.01 of this Agreement), and in reliance on the agreements and covenants set forth herein, the Lender is willing to do so.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

Article I.

AMENDMENT TO THE EXISTING TEMPORARY WAIVER AND EXCHANGE AGREEMENT AND TEMPORARY AMENDMENT TO THE EXISTING FACILITY AGREEMENT

Section 1.01. Amendment to Existing Temporary Waiver and Exchange Agreement. Effective as of the Effective Date (as defined below), Section 2.01(a) of the Existing Temporary Waiver Agreement is hereby amended by deleting each reference to “January 28, 2024” appearing therein and inserting “February 11, 2024” in lieu thereof.

Section 1.02. Temporary Amendment to Existing Facility Agreement. Effective as of the Effective Date (as defined below), and notwithstanding anything to the contrary in the Existing Temporary Waiver and Exchange Agreement, the Existing Facility Agreement, or any other Facility Document, the parties hereto hereby agree that, solely during the Waiver Period (as amended hereby), the minimum cash balance covenant contained in Section 6.10(b) of the Existing Facility Agreement is hereby temporarily amended by deleting the reference to “$8,000,000” appearing therein and inserting “$5,000,000” in lieu thereof.

Article II.

REPRESENTATIONS AND WARRANTIES

Section 2.01. Representations and Warranties of the Borrower and the other Loan Parties. The Borrower and each other Loan Party, jointly and severally, hereby represent and warrant to the Lender as of the date of this Agreement as follows:

(a) Organization and Good Standing. Each Loan Party (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, as applicable and (ii) has all powers to (A) own its assets and has powers and all Permits necessary in the operation of its business as presently conducted or as proposed to be conducted, except where the failure to have such Permits could not reasonably be expected to have a Material Adverse Effect.

(b) Authority. Each Loan Party has all powers to enter into, execute, deliver and perform its obligations under, this Agreement and otherwise to carry out its obligations hereunder. The execution and delivery by the Borrower and each other Loan Party signatory thereto of this Agreement and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Borrower and such Loan Party, and no further action of the Borrower or such Loan Party, its board of directors, managers, members or stockholders, as applicable, is required in connection herewith.

(c) Binding Effect. This Agreement has been duly executed and delivered by the Borrower and the other Loan Parties, and constitutes a valid and binding agreement or instrument of such Loan Party, enforceable against such Loan Party in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws relating to the enforcement of creditors’ rights generally and by general equitable principles.

(d) Non-Contravention. The execution, delivery and performance by each Loan Party of this Agreement do not and will not (with or without notice, the passage of time or both) (i) violate, conflict with or cause a breach or a default under (A) any Law applicable to any Loan Party, (B) any of the Organizational Documents of any Loan Party, or (C) any agreement or instrument binding upon it, except for such violations, conflicts, breaches or defaults which, with respect to this clause (C), would not reasonably be expected to have a Material Adverse Effect or (ii) result in the creation or imposition of any Lien on any part of the properties or assets of the Borrower or any other Loan Party.

(e) No Unlawful Payments.  Neither the Borrower nor any other Loan Party, nor to the knowledge of the Borrower, any of its and their directors or officers or any employee, agent, affiliate, representative of or other person associated with or acting on behalf of the Borrower or any other Loan Party, has (a) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (b) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, (c) violated or is in violation of any provision of the U.S.  Foreign Corrupt Practices Act of 1977, as amended, or (d) made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment.

(f) Financial Information. All information delivered to Agent and pertaining to the financial condition of any Loan Party fairly presents in all material respects the financial position of such Loan Party as of such respective date in conformity with GAAP (and as to unaudited financial statements, subject to normal year-end adjustments and the absence of footnote disclosures). Since September 30, 2023, there has been no material adverse change in the business, operations, properties or condition (financial or otherwise) of any Loan Party.

(g) Litigation. Except as has been disclosed to Agent in writing prior to the date hereof, to the best of Borrower’s knowledge, there is no Litigation pending against, or to such Loan Party’s knowledge, threatened in writing against or affecting, any Loan Party or, to the best of such Loan Party’s knowledge, any party to any Facility Document other than a Loan Party involving more than, individually or in the aggregate, Five Hundred Thousand Dollars ($500,000). There is no Litigation pending in which an adverse decision would reasonably be expected to have a Material Adverse Effect or which in any manner draws into question the validity of any of the Facility Documents.

(h) Regulated Entities. No Loan Party is an “investment company” or a company “controlled” by an “investment company” or a “subsidiary” of an “investment company,” all within the meaning of the Investment Company Act of 1940.

(i) Listing; Registration. The Common Stock is listed on the Principal Market. During the last twelve months, trading in the Common Stock has not been suspended by the SEC or the Principal Market. As of the date of this Agreement, other than as disclosed in the SEC Documents, neither the Borrower nor any of its Subsidiaries has received any communication, written or oral, from the SEC or the Principal Market regarding the suspension or termination of trading of the Common Stock on the Principal Market. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act, and neither the Borrower nor any of its Subsidiaries has taken, or presently intend to take, any action designed to terminate, or that is likely to have the effect of terminating, the registration of the Common Stock under the Exchange Act; nor has the Borrower or any of its Subsidiaries received any notification that the SEC is contemplating terminating such registration. The Common Stock is eligible for clearing through DTC, through its Deposit/Withdrawal At Custodian (DWAC) system, and the Borrower is eligible for and participating in the Direct Registration System (DRS) of DTC with respect to the Common Stock. The transfer agent for the Common Stock is a participant in, and the Common Stock is eligible for transfer pursuant to, DTC’s Fast Automated Securities Transfer Program. The Common Stock is not, and has not at any time been, subject to any DTC “chill,” “freeze” or similar restriction with respect to any DTC services, including the clearing of transactions in shares of Common Stock through DTC.

(j) No Default. Except for (x) the Existing Events of Default and (y) any alleged Event of Default resulting from, or related to, the Borrower’s failure to timely file its Annual Report on Form 10-K for the fiscal year ended December 31, 2022, no Event of Default, or to such Loan Party’s knowledge, Default, has occurred and is continuing. No Loan Party is in breach or default under or with respect to any contract, agreement, lease or other instrument to which it is a party or by which its property is bound or affected, which breach or default would reasonably be expected to have a Material Adverse Effect.

(k) Full Disclosure. Except for the transactions contemplated by this Agreement or disclosed in the Announcing Form 8-K, no event, liability, development or circumstance has occurred or exists, or is contemplated to occur with respect to the Borrower or any of its Subsidiaries, or any of its or their business, properties, prospects, operations or financial condition, that, under applicable securities laws, is required to have been, or be, publicly disclosed by the Borrower (on SEC Form 8-K otherwise) prior to, on or within four (4) Business Days after the date this representation is made, and, in either case, that has not been publicly disclosed by the Borrower at least one (1) Business Day prior to the date this representation is made. None of the written information (financial or otherwise) furnished by or on behalf of any Loan Party to Agent or any Lender in connection with the consummation of the transactions contemplated by this Agreement or any other Facility Documents, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which such statements were made.

Article III.
CONDITIONS PRECEDENT.

Section 3.01. Conditions to Effectiveness. This Agreement shall become effective on the date when the Administrative Agent (or its counsel) shall have received from the Borrower and each other Loan Party a counterpart of this Agreement signed by such party (the first such date, the “Effective Date”).

Article IV.
MISCELLANEOUS

Section 4.01. Entire Agreement. This Agreement contains the entire understanding of the Agent, the Lenders and the Borrower with respect to the matters covered hereby and supersede any and all other written and oral communications, negotiations, commitments and writings with respect thereto.

Section 4.02. Amendments and Waivers. No amendment, restatement, modification, supplement, change, termination or waiver of any provision of this Agreement, and no consent to any departure by the Borrower therefrom, shall in any event be effective without the written concurrence of the Borrower and the Lender.

Section 4.03. Successors and Assigns. This Agreement shall bind and inure to the respective successors and permitted assigns of the parties hereof. No party hereunder may assign its rights or obligations hereunder without the prior written consent of the other parties hereto.

Section 4.04. Notices. Any notice, request or other communication to be given or made under this Agreement shall be in writing and shall be given in accordance with Section 8.1 of the Facility Agreement, the provisions of which are incorporated by reference herein, with the same force and effect as if fully set forth herein, mutatis mutandis.

Section 4.05. Governing Law; Venue; Jurisdiction; Service of Process; WAIVER OF JURY TRIAL. The provisions of Section 8.3 of the Facility Agreement are incorporated by reference herein, with the same force and effect as if fully set forth herein, mutatis mutandis.

Section 4.06. Counterparts; Effectiveness. This Agreement may be executed in several counterparts, and by each party hereto on separate counterparts, each of which and any photocopies, facsimile copies and other electronic methods of transmission thereof shall be deemed an original, but all of which together shall constitute one and the same agreement.

Section 4.07. General Release.

(a) Effective as of the Effective Date, in consideration of, among other things, the Lender’s and Agent’s execution and delivery of this Agreement, the Borrower and each other Loan Party, on behalf of itself and its agents, representatives, officers, directors, advisors, employees, subsidiaries, affiliates, successors and assigns (collectively, the “Releasors”), hereby waives, releases and discharges, to the fullest extent permitted by law, each Releasee (as defined below) from any and all claims (including, without limitation, crossclaims, counterclaims, rights of set-off and recoupment), actions, causes of action, suits, debts, accounts, interests, liens, promises, warranties, damages and consequential damages, demands, agreements, bonds, bills, specialties, covenants, controversies, variances, trespasses, judgments, executions, liabilities, costs, expenses or claims whatsoever, that such Releasor now has or hereafter may have, of whatsoever nature and kind, whether known or unknown, whether now existing or hereafter arising, whether arising at law or in equity or upon contract or tort, or under any state or federal law or otherwise (collectively, the “Claims”), against the Agent or any Lender in their capacities as such and each of their respective affiliates, subsidiaries, shareholders and “controlling persons” (within the meaning of the federal securities laws), and their respective successors and assigns and each and all of the officers, directors, employees, agents, attorneys, advisors and other representatives of each of the foregoing (collectively, the “Releasees”), based in whole or in part on facts, whether or not now known, existing on or before the date of this Agreement, that relate to, arise out of or otherwise are in connection with this Agreement or the transactions contemplated hereby, in each case, to the extent that the applicable acts or omissions of the applicable Releasee(s) occurred on or prior to the date of this Agreement (collectively, the “Released Matters”); provided that this Section 4.07(a) shall not release any Releasee from (i) its duties, obligations and agreements specifically set forth in this Agreement and (ii) any Released Matters arising from the bad faith, gross negligence, willful misconduct or actual fraud of any Releasee.

(b) Each of the Releasors, hereby absolutely, unconditionally and irrevocably, covenants and agrees with, and in favor of, each Releasee that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Claim released, remised and discharged by the Borrower or the other Loan Parties pursuant to Section 4.07(a) hereof; provided that this Section 4.07(b) shall not restrict, inhibit or otherwise prevent any Releasor from seeking declaratory judgment (or other declaratory relief), asserting any defenses or counterclaims resulting from, or related to, claims brought against the such Releasor by any Releasee (including any claims brought by any Releasee with respect to any alleged Event of Default resulting from, or related to, the Borrower’s failure to timely file its Annual Report on Form 10-K for the fiscal year ended December 31, 2022). If the Borrower, the Loan Parties or any of their respective successors, assigns or other legal representatives violates the foregoing covenant, the Borrower and the other Loan Parties, each for itself and its successors, assigns and legal representatives, agrees to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all reasonable attorneys’ fees and costs incurred by any Releasee as a result of such violation.

Section 4.08. No Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to or shall confer upon any person (other than the parties to this Agreement) any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, except that the Releasees shall be deemed to be express third party beneficiaries of Section 4.07.

Section 4.09. [Reserved].

Section 4.10. Effect of Headings. The division of this Agreement into Articles and Sections and the use of headings and captions is for convenience of reference only and shall not modify or affect the interpretation or construction of this Agreement or any of its provisions.

Section 4.11. Severability. If any provision of this Agreement shall be invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions hereof or thereof shall not in any way be affected or impaired thereby. The parties hereto shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provision.

Section 4.12. Reservation of Rights. Neither the Agent nor the Lender has hereby waived any of the Agent’s or Lender’s rights or remedies arising from any breach or default or any right otherwise available under the Facility Agreement, any other Transaction Document or at law or in equity as to the Note. Each of the Agent and the Lender expressly reserves all such rights and remedies.

Section 4.13. Interpretation. The provisions of Section 1.2 of the Facility Agreement are incorporated by reference herein, with the same force and effect as if fully set forth herein, mutatis mutandis.

Section 4.14. [Reserved].

Section 4.15. [Reserved].

Section 4.16. No Modification; Facility Agreement. Except as expressly set forth herein, nothing contained herein shall be deemed to constitute a waiver of compliance with any term or condition contained in the Facility Agreement, the Note or any of the other Facility Documents. Except as expressly stated herein, the Agent and Lender reserve all rights, privileges and remedies under the Facility Documents. Except as amended or consented to hereby, the Facility Agreement and other Facility Documents remain unmodified and in full force and effect. The parties hereto acknowledge and agree that this Agreement shall constitute a Facility Document.

Section 4.17. Reaffirmation. Each of the Loan Parties as debtor, grantor, pledgor, guarantor, assignor, or in other any other similar capacity in which such Loan Party grants liens or security interests in its property or otherwise acts as accommodation party or guarantor, as the case may be, hereby (a) ratifies and reaffirms as of the date hereof all of its payment and performance obligations, contingent or otherwise, under each of the Facility Documents to which it is a party (after giving effect hereto) and, (b) to the extent such Loan Party granted Liens on or security interests in any of its property pursuant to any such Facility Documents as security for or otherwise guaranteed the Liabilities of the Borrower under or with respect to the Facility Documents, ratifies and reaffirms as of the date hereof such guarantee and grant of security interests and Liens and confirms and agrees that such security interests and liens hereafter secure all of the Liabilities as amended hereby. Each of the Loan Parties hereby consents to this Agreement and each of the other Facility Documents remains in full force and effect and is hereby ratified and reaffirmed as of the date hereof. The execution of this Agreement shall not operate as a waiver of any right, power or remedy of the Agent or Lender, constitute a waiver of any provision of any of the Facility Documents or serve to effect a novation of the Liabilities.

Section 4.18. No Fiduciary Relationship. The provisions of Section 8.26 of the Facility Agreement are incorporated by reference herein, with the same force and effect as if fully set forth herein, mutatis mutandis.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, each party hereto has caused this Agreement to be duly executed as of the date first written above.

THE BORROWER:

SIENTRA, INC.

By:	/s/ Andrew Schmidt
Name:	Andrew Schmidt
Title:	CFO

OTHER LOAN PARTIES:

MIST HOLDINGS, INC.

By:	/s/ Andrew Schmidt
Name:	Andrew Schmidt
Title:	CFO

MIST, INC.

By:	/s/ Andrew Schmidt
Name:	Andrew Schmidt
Title:	CFO

MIST INTERNATIONAL, INC.

By:	/s/ Andrew Schmidt
Name:	Andrew Schmidt
Title:	CFO

[Signature Page to Amendment No. 2 to Temporary Waiver and Exchange Agreement and Temporary Amendment to Facility Agreement]

AGENT AND LENDER:

DEERFIELD PARTNERS, L.P.

By:	Deerfield Mgmt, L.P., its General Partner
By:	J.E. Flynn Capital, LLC, its General Partner

By:	/s/ David J. Clark
Name:	David J. Clark
Title:	Authorized Signatory

[Signature Page to Amendment No. 2 to Temporary Waiver and Exchange Agreement and Temporary Amendment to Facility Agreement]